UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	90-1254190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 E. Broward Blvd., Suite 300, Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 288-6603

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, the Company issued a press release announcing that Spencer Fuller joined Veritas Farms as its Vice President of Agriculture. The following is a brief description of the background and business experience of Mr. Fuller.

Spencer Fuller, 35, acted as an independent consultant to cannabis agricultural production clients from 2017 until joining the Company, with emphasis on process improvement, hybridization, productivity and quality improvement methods and pest control. From June 2017 to November 2018, he also served as Director of Crop Production for Dalwhinnie Farms, a cannabis grower located in Ridgway, Colorado, where he oversaw the initial build-out and start- up of agricultural production at a $12 million cannabis grow facility. From March 2014 to November 2018, he was affiliated with Shift Cannabis in Boulder, Colorado, where he advised clients the establishment and commencement of grow operations. From February 2013 to October 2014, Mr. Fuller served as Cultivation Manager of Animas Wellness/Prohibition Herbs, a dispensary chain based in Denver, Colorado and from October 2012 to June 2014, he served as Manager of Operations for IVita Wellness, a Denver-area dispensary. Mr. Fuller holds a Bachelor of Ars degree from Fort Lewis College in Durango, Colorado.

We granted Mr. Fuller a stock option under our 2017 Incentive Stock Plan to purchase 100,000 shares of our common stock at an exercise price of $0.645 per share. The option vests in three (3) annual installments commencing one (1) year from the date of grant and is contingent upon his continued service with the Company.

A copy of the Company’s press release dated April 25, 2019 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

99.1	Press Release dated April 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2019	VERITAS FARMS, INC.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado, Chief Executive Officer